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                                                                     EXHIBIT 5.1




         Woodbridge

___________________, 1999


NETsilicon, Inc.
411 Waverly Oaks Road
Suite 227
Waltham, MA 02154

         Re: NETsilicon, Inc.

Ladies and Gentlemen:

         We have acted as counsel to NETsilicon, Inc., a Massachusetts corporation (the "Company"), in connection with its filing of that certain Registration Statement on Form S-1, as amended (Registration No.333-62231) with respect to an aggregate of 3,000,000 shares (the "Offering Shares") of common stock, $.01 par value of the Company (the "Common Stock") to be issued and sold by the Company and Osicom Technologies, Inc. (the "Selling Stockholder") to a group of underwriters (the "Underwriters") represented by Dain Rauscher Wessels, of which 2,000,000 shares of the Common Stock are being issued and sold by the Company and 1,000,000 shares of the Common Stock are being issued and sold by the Selling Stockholder. In addition, the Underwriters have been granted options by the Selling Stockholder to purchase up to an additional 450,000 shares of the Common Stock (the "Over-Allotment Shares"), for the purpose of covering over-allotments in connection with the sale of the Offering Shares. The Offering Shares and the Over-Allotment Shares are hereinafter collectively referred to as the "Shares".

         As counsel to the Company, we have examined the Articles of Organization and By-Laws, as amended to date, and other corporate records of the Company and have made such other investigations as we have deemed necessary in connection with the opinion hereinafter set forth. We have relied, to the extent we deem such reliance proper, upon certain factual representations








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NETsilicon, Inc.
_________, 1999
Page 2

of officers and directors of the Company given in certificates, in answer to our written inquiries and otherwise, and, although we have not independently verified all the facts contained therein, nothing has come to our attention that would cause us to believe that any of the statements contained therein are untrue or misleading.

         In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us.

         Based solely upon and subject to the foregoing, we are of the opinion that the Shares have been duly and validly authorized and, when issued and paid for, will be duly and validly issued, fully paid, and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the aforesaid Registration Statement, as amended and to the reference to our firm under the caption "Legal Matters" in the Prospectus constituting a part of said Registration Statement, as amended.

                                Very truly yours,



                                GREENBAUM, ROWE, SMITH, RAVIN,
                                     DAVIS & HIMMEL LLP



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